UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 or 15(d) of THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 6, 2016

INTERCONTINENTAL EXCHANGE, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36198	46-2286804

(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

5660 New Northside Drive, Third Floor, Atlanta, Georgia 30328

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (770) 857-4700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 6, 2016, the U.S. Securities and Exchange Commission (the “Commission”) issued an order approving an amendment and restatement of the Fifth Amended and Restated Bylaws (as so amended, the “Bylaws”) of Intercontinental Exchange, Inc. (the “Company”), to implement proxy access. The Bylaws were previously approved by the Board of Directors of the Company on January 20, 2016. As the owner of registered national securities exchanges (including the New York Stock Exchange), the Company is required to obtain approval from the Commission for any amendments to its governing documents. The Bylaws are effective as of May 6, 2016.

As previously disclosed, the Bylaws include a new Section 2.15 that permits a stockholder, or a group of up to twenty stockholders, owning at least three percent of the Company’s outstanding shares of common stock continuously for at least three years to nominate and include in the Company’s annual meeting proxy materials director nominees constituting up to twenty percent of the number of directors currently serving on the Board, but no less than two, provided that the stockholder(s) and nominee(s) satisfy the requirements specified in the Bylaws.

The Bylaws also include changes to the advance notice provisions in Section 2.13 to account for proxy access.

The foregoing description is qualified in its entirety by reference to the full text of the Bylaws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

3.1	Sixth Amended and Restated Bylaws of Intercontinental Exchange, Inc., effective May 6, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERCONTINENTAL EXCHANGE, INC.

Date: May 11, 2016	By:	/s/ Andrew J. Surdykowski
Andrew J. Surdykowski
Senior Vice President, Associate General Counsel